RSM US LLP
751 Arbor Way
Suite 200
Blue Bell, PA 19422
O 215 648 3200
F 215 641 8680
www.rsmus.com

September 18, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read United Bancshares, Inc.'s statements included under Item 4.01 of its Form 8-K filed on September 18, 2017 and we agree with such statements concerning our firm.

RSM US LLP